UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

Bluerock Residential Growth REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54946	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure below describes the material agreements related to and the material features of our investment in Whetstone Apartments. All figures provided below are approximate.

On May 20, 2015, Bluerock Residential Growth REIT, Inc., or the Company, through a wholly-owned subsidiary of our operating partnership, Bluerock Residential Holdings, L.P., a Delaware limited partnership, or the Operating Partnership, completed a convertible preferred equity investment in a multi-tiered joint venture along with Bluerock Special Opportunity + Income Fund III, LLC, or Fund III, an affiliate of our Manager, and an affiliate of TriBridge Residential, LLC, or TriBridge, to acquire a 204-unit Class AA new construction apartment community in Durham, North Carolina known as Whetstone Apartments, or the Whetstone Property. The material features of our investment in the joint venture, BR-TBR Whetstone Venture, LLC, or the Whetstone JV, and the Whetstone Property are described below. The related financing is described under Item 2.03 below.

The Whetstone Property

Built in 2015, the Whetstone Property features studio, one- and two-bedroom unit layouts averaging 718 square feet. The unit interiors feature nine-foot ceilings, gourmet kitchens with stainless steel appliances, and granite countertops, updated lighting, and upscale bathroom design and finishes with garden tubs. The property features upscale amenities that include a resort-style salt water swimming pool, a garden courtyard with grill and fireplace, state of the art fitness center, covered/controlled-access parking, as well as business and media centers. The Whetstone Property is approaching completion, with all units delivered and lease-up progressing. As of May 1, 2015, the Whetstone Property was 43% leased at an average market rent per unit of $1,330 per month. The Whetstone Property has averaged approximately five new leases per week since early March 2015, and is projected to reach stabilization in or about the first quarter of 2016, although the Company cannot provide assurances as to the actual date of stabilization.

Ownership Structure of the Whetstone Property

Following our investment in the Whetstone JV, as described below, the ownership structure of the Whetstone Property is such that: (i) the Whetstone Property is owned by BR-TBR Whetstone Owner, LLC, a Delaware limited liability company, or the Whetstone Property Owner, (ii) the Whetstone Property Owner is wholly owned by the Whetstone JV, (iii) the Whetstone JV is a joint venture entity owned 92.5% by BR Whetstone Member, LLC, or the BR Whetstone Member and 7.5% by TriBridge, and (v) the BR Whetstone Member is owned by BRG Whetstone Durham, LLC, a wholly-owned subsidiary of the Operating Partnership, or BRG Whetstone Durham, and Fund III, as more fully described below.

Acquisition of the Whetstone Property

On May 20, 2015, in connection with our investment in the Whetstone JV, TriBridge assigned to the Whetstone Property Owner its rights under a purchase agreement for the acquisition of the Whetstone Property from AH Durham Apartments, LLC, a Virginia limited liability company and an unaffiliated third-party seller, and the Whetstone Property Owner acquired the Whetstone Property pursuant thereto, for a total purchase price of approximately $35.6 million. The equity portion of the purchase price in the amount of approximately $13.4 million was funded as follows:

1.	To effectuate the BR Whetstone Member’s acquisition of a 92.5% direct interest in the Whetstone JV (and a 92.5% indirect interest in the Whetstone Property), we, through BRG Whetstone Durham, funded approximately $12.2 million, including approximately $1.2 million in reserves, in convertible preferred equity, and Fund III funded approximately $1.4 million in common equity.

2.	To effectuate its acquisition of a 7.5% direct interest in the Whetstone JV (and a 7.5% indirect interest in the Whetstone Property), TriBridge funded approximately $1.0 million.

Operating Agreement for the BR Whetstone Member

On May 20, 2015, we made a budgeted capital contribution of $12,230,730 to acquire 100% of the preferred membership interests in the BR Whetstone Member through BRG Whetstone Durham, and Fund III made a capital contribution of $1,434,910 to acquire 100% of the common membership interests in the BR Whetstone Member.

Under the operating agreement for the BR Whetstone Member, our preferred membership interest earns and will be paid on a current basis a preferred return at the annual rate of 15.0% of the outstanding amount of our net capital contributions. The BR Whetstone Member may call for additional capital contributions in accordance with the requirements of the approved budget for the Whetstone Property and we are obligated to fund our share of them (limited by the amount of our capital commitment of $12,230,730) within ten (10) days of our receipt of written notice of any such capital call, or the preferred return on our outstanding net capital contributions will be reduced to 7.0% annually.

We are not required to make any additional capital contributions beyond our aforementioned $12,230,730 capital commitment to the BR Whetstone Member. However, if the BR Whetstone Member makes an additional capital call and Fund III does not fully fund its pro rata portion of the same, then we may elect to fund such shortfall as an additional capital contribution, in which case those contributions will accrue a preferred return at the rate of 20.0% per annum.

The BR Whetstone Member is required to redeem our preferred membership interests on the earlier of the date that is six (6) months following the maturity of the Bridge Loan (as hereinafter defined) (including any extensions thereof but excluding refinancing), or any acceleration thereof. On the redemption date, the BR Whetstone Member is required to pay us an amount equal to our outstanding net capital contributions to the BR Whetstone Member plus any accrued but unpaid preferred return. If the BR Whetstone Member does not redeem our preferred membership interest in full on the required redemption date, then any of our net capital contributions remaining outstanding will accrue a preferred return at the rate of 20.0% per annum.

Distributions of operating cash flow of the BR Whetstone Member will be made monthly (as cash flow permits) (i) first, to pay us all of our accrued but unpaid preferred return on our budgeted capital contributions, (ii) next, to pay us all of our accrued but unpaid preferred return on our additional capital contributions, and (iii) finally, to the common member in accordance with its membership interest; provided, however, after the redemption date, all operating cash flow will be paid to us until our preferred membership interest is fully redeemed.

Upon a sale, refinancing or other capital transaction regarding the Whetstone Property, the net proceeds will be distributed by the BR Whetstone Member in the following order of priority: (i) to repay any debts or obligations; (ii) to fund any reserves determined in good faith by the BR Whetstone Member’s manager and approved by us; (iii) to us to repay our outstanding additional capital contributions and any preferred returns accrued thereon; (iv) to us to repay our budgeted capital contributions and any preferred returns accrued thereon; (v) to the common member in accordance with its positive capital account, and (vi) to the common member in accordance with its common membership interest.

We have the right, in our sole discretion, to convert our preferred membership interest in the BR Whetstone Member into a common membership interest for a period of six (6) months from and after the date upon which 70% of the units in the Whetstone Property have been leased. Assuming that we and Fund III have made all of our budgeted capital contributions as required and all accrued preferred returns have been paid to us, then upon conversion, we will receive a common membership interest of 100% of the aggregate common membership interest in the BR Whetstone Member, and Fund III will cease to be a member of the company. If the conversion right is exercised, the consideration payable to Fund III to redeem its common membership interest will be calculated pursuant to a pre-agreed formula based on a projected $39,600,000 value for the Whetstone Property.

If we convert to a common membership interest, (i) we will no longer have any rights to any preferred returns on, or of, capital contributions to the BR Whetstone Member, (ii) the BR Whetstone Member will no longer be obligated to redeem us, and (iii) we will become the sole manager of the BR Whetstone Member.

Prior to the exercise of the conversion right, Fund III, an affiliate of our Manager, will be the manager of the BR Whetstone Member, and will have the power and authority to govern the business of the BR Whetstone Member, subject to the approval of certain “major decisions” by members holding a majority of the membership interests and subject to the further requirement that our economic interests and other rights in and to the Whetstone Property may not be diluted or altered in a manner to cause a material adverse effect on us without our prior written consent. These major decisions include: (i) confessing a judgment against the BR Whetstone Member; (ii) admitting a new member; and (iii) making any loans or becoming a guarantor of any loans. Additionally, the following actions are subject to our sole approval (so long as we own a preferred membership interest): (i) causing the BR Whetstone Member to approve any major decision of the Whetstone JV or the Whetstone Property Owner; (ii) approving any amendment of the operating agreement of the Whetstone JV; (iii) filing or consenting to any bankruptcy, insolvency or similar action or proceeding regarding the BR Whetstone Member, the Whetstone JV or the Whetstone Property Owner; (iv) dissolving or liquidating the BR Whetstone Member; (v) distributing any cash or property other than in accordance with the operating agreement of the BR Whetstone Member; (vi) merging or consolidating the BR Whetstone Member; (vii) amending the operating agreement of the BR Whetstone Member; and (viii) causing the BR Whetstone Member, the Whetstone JV or the Whetstone Property Owner to enter into a transaction that would violate the provisions of the Whetstone JV’s operating agreement designed to protect our status as a REIT.

Prior to the conversion of our preferred membership interest into a common membership interest, if any, the BR Whetstone Member’s manager may be removed by us for “cause,” which includes the declaration of a default by the lender for the Whetstone Property, and any good faith assertion by us that the act of the manager constitutes fraud, gross negligence, willful misconduct, bad faith or material violation of law, breach of fiduciary duty, or any material breach of the BR Whetstone Member’s operating agreement not cured within sixty (60) days (or ninety (90) days if such cure cannot be completed in sixty (60) days, but the manager is diligently pursuing such cure). If the BR Whetstone Member’s manager is removed for cause, then we may appoint a replacement manager.

Following the conversion of our preferred membership interest into a common membership interest, if any, Fund III will be automatically removed as manager of the BR Whetstone Member and we will become the sole manager, removable only by a majority of the membership interests for actions constituting fraud or gross negligence causing a material diminution in value.

Whetstone JV Agreement

The Whetstone JV is the owner of a 100% membership interest in the Whetstone Property Owner, which is the title holder of the Whetstone Property.

On May 20, 2015, the BR Whetstone Member invested $12,427,568 to acquire a 92.5% equity interest in the Whetstone JV, and TriBridge Co-Invest 27, LLC, an affiliate of TriBridge, or the TriBridge Member, invested $1,007,641, or the TriBridge Initial Capital Contribution, to acquire a 7.5% equity interest in the Whetstone JV, and the BR Whetstone Member and the TriBridge Member entered into a joint venture operating agreement for the Whetstone JV, or the Whetstone JV Agreement. The Whetstone JV Agreement contains terms, conditions, and indemnities that are customary and standard for joint ventures in the real estate industry.

Management and Major Decisions

The BR Whetstone Member and the TriBridge Member are each co-managers of the Whetstone JV, and have appointed a management committee to act on decisions of the managers under the Whetstone JV Agreement. Decisions of the management committee are subject to major decisions that are reserved to the members. These major decisions include: (i) commencing, responding to or settling any litigation involving the Whetstone JV, the Whetstone Property or the Whetstone Property Owner in amounts in excess of $25,000; (ii) admission of additional members, subject to certain permitted affiliate transfers; (iii) taking actions that would cause a default under the Bridge Loan (as hereinafter defined) or expose a party to liability under a loan guaranty; (iv) pledging an interest in the property; (v) filing or initiating a bankruptcy; (vi) any amendment to the certificate of formation or operating agreement of the Whetstone JV or the Whetstone Property Owner; (vii) subject to certain limited exceptions, borrowing any funds other than the Bridge Loan; (viii) entering into any agreement with an affiliated party; (ix) entering into any reorganization, merger or consolidation of the Whetstone JV or the Whetstone Property Owner; (x) acquiring any real property other than the Whetstone Property; (xi) selling the project or property; (xii) approving the annual operating budget or modifications; (xiv) approving modifications to the project budget; (xiii) approving any property manager other than an affiliate of the TriBridge Member as initial property management company; (xiv) approving the construction of an additional level to the Whetstone Property’s existing parking deck, or the Parking Improvements, and (xv) entering into any agreement obligating the Whetstone JV or the Whetstone Property Owner to make aggregate expenditures exceeding $30,000 in any one year (such decisions collectively referred to as the JV Major Decisions).

To the extent the BR Whetstone Member and the TriBridge Member are not able to agree on a JV Major Decision on or after the second anniversary of the first date upon which the Whetstone Property achieves stabilization, either party may initiate a buy-sell proceeding compelling the other member to purchase the initiating party’s membership interest or sell to the initiating party the non-initiating party’s membership interest, or otherwise compel the sale of the Whetstone Property.

Notwithstanding the major decisions provisions of the Whetstone JV Agreement, the BR Whetstone Member will have the right to cause the Whetstone Property Owner to refinance the Bridge Loan on commercially reasonable terms as approved by the TriBridge Member.

Property Management Agreement

The Whetstone Property Owner has entered into a property management agreement, or the PMA, with TriBridge Residential Property Management Advisors, LLC, or the Property Manager, an affiliate of TriBridge, for the management of the Whetstone Property. Under the terms of the PMA, the Property Manager will be entitled to a management fee equal to the greater of (i) $5,000 per month and (ii) 3.0% of annual gross cash revenues, payable monthly. The BR Whetstone Member will enforce the rights of the Whetstone JV under the PMA and will determine whether to renew the PMA annually; provided, however, that so long as the Property Manager meets projected lease-up, income, and controllable expenses under the 2015 operating budget, the PMA will be automatically renewed for 2016 (subject to termination for cause).

Parking Garage Construction and Project Management Fee

The Whetstone JV has engaged TBR Whetstone Project Management, LLC, or the Project Manager, an affiliate of the TriBridge Member, to manage the construction of the Parking Improvements. The Project Manager’s duties will involve engaging and overseeing a general contractor for the Parking Improvements, coordinating and monitoring the work of any other professionals involved in the Parking Deck Construction Project, and administering construction contracts for the project. The Project Manager will be entitled to a project management fee equal to five percent (5%) of the approximately $1.14 million in budgeted hard costs related to the Parking Improvements, or approximately $57,000, or the Project Management Fee. The first half of the Project Management Fee was paid on May 20, 2015 and the remaining half will be paid upon the issuance of a certificate of substantial completion for the Parking Improvements. The TriBridge Member has caused the Project Manager to contribute to the Whetstone Property Owner all design and construction plans for the Parking Improvements and all other rights associated with the Parking Improvements.

 Additional Capital Contributions

The Whetstone JV Agreement provides that in certain instances either the BR Whetstone Member or the TriBridge Member, and in other instances the management committee, may call for additional capital contributions to fund any cash flow deficits caused by cost overruns. The BR Whetstone Member and the TriBridge Member each also have the right to unilaterally call for additional capital contributions under the Whetstone JV Agreement to fund on a timely basis certain shortfalls in debt service payments or other payments that if unpaid would constitute a payment default under the Bridge Loan.

Any additional capital contributions are to be made 92.5% by BR Whetstone Member and 7.5% by the TriBridge Member. Any such additional capital contributions will be funded on a priority return basis and will be entitled to a priority return of 16.0% per annum, cumulative and compounded monthly. The sole remedy of the other member for unfunded additional capital contributions is to fund such contributions and to earn a priority return of 20.0% per annum upon such disproportionate additional capital contributions funded; provided, however, that in the case of a capital call to provide equity to pay off the Bridge Loan or to fill an equity gap to refinance the Bridge Loan, then to the extent the aggregate capital contributions of the TriBridge Member to date are equal to or have exceeded the TriBridge Initial Capital Contribution, or to the extent that the TriBridge Member's share of such equity gap would result in the TriBridge Member contributing, in the aggregate, capital equal to or in excess of the TriBridge Initial Capital Contribution, or the TriBridge Cap, then the BR Whetstone Member will be required to fund the full amount of such equity gap in excess of the TriBridge Cap. In such event, the ownership percentage of the TriBridge Member will be proportionately diluted by the additional amount funded by the BR Whetstone Member.

Distributions

Pursuant to the provisions of the Whetstone JV Agreement, distributions are generally made as follows: (i) first, pari passu, to the members in accordance with accrued but unpaid additional capital contribution priority return until paid in full, (ii) second, to the members, pari passu, in accordance with their ownership percentages until each member has received an internal rate of return of 9.0% on their initial capital contributions (including in connection with any equity gap funding as described above), (iii) third, (a) 81.08% to the members, pari passu, in accordance with their ownership percentages and (b) 18.92% to the TriBridge Member until the BR Whetstone Member has received an internal rate of return of 15.0%, (iv) fourth, (a) 70.27% to the members, pari passu, in accordance with their ownership percentages and (b) 29.73% to the TriBridge Member until the BR Whetstone Member has received an internal rate of return of 18%, and (v) thereafter, (a) 54.05% to the members, pari passu, in accordance with their ownership percentages and (b) 45.95% to the TriBridge Member.

The information in this Report set forth under Item 2.03 is incorporated herein by reference.

ITEM 2.03           CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT

Loan Financing and Guaranty Obligations related to the Whetstone Property

The acquisition of the Whetstone Property was further funded with a senior mortgage loan in the approximate amount of $25.15 million, or the Bridge Loan, made by KeyBank National Association, or the Lender, to the Whetstone Property Owner, which Bridge Loan is secured by the Whetstone Property and improvements. The Bridge Loan has a 12-month term, maturing on May 18, 2016. The effective interest rate on the Bridge Loan is a variable, per annum rate equal to the sum of (A) the rate obtained by dividing (x) the one-month LIBOR rate by (y) one (1.00), minus the reserve percentage specified three (3) business days before the first day of such LIBOR rate interest period by the Board of Governors of the Federal Reserve System of the United States for Lender with respect to liabilities consisting of or including Eurocurrency liabilities in an amount equal to that portion of the Bridge Loan affected by such LIBOR rate interest period and with a maturity equal to such LIBOR rate interest period, plus (B) two hundred (200) basis points, or the Adjusted LIBOR Rate.

Upon the occurrence of an event of default, the Bridge Loan will bear interest at a rate per annum equal to the higher of (A) four hundred (400) basis points in excess of the greater of (1) the rate of interest established by the Lender as its “prime rate” plus one hundred (100) basis points or (2) two hundred (200) basis points; or (B) four hundred (400) basis points in excess of the rate of interest in effect immediately prior to the event of default; but will not at any time exceed the highest rate permitted by Massachusetts Law.

The Bridge Loan may be prepaid without penalty with prior written notice to the Lender, subject to certain conditions; provided, that if any portion of the principal is accruing interest pursuant to the LIBOR rate, any payments made on a day other than the last day of a LIBOR rate interest period will be subject to breakage fees.

In conjunction with the closing of the Bridge Loan, we entered into a Guaranty Agreement to provide certain standard scope non-recourse carveout guarantees of the liabilities of the Whetstone Property Owner under the Bridge Loan, including environmental indemnities. Pursuant to the terms of the Whetstone JV Agreement, we and the TriBridge Member have entered into a Backstop Agreement pursuant to which we and the TriBridge Member have agreed to be proportionately responsible for any liability that might be incurred under the Guaranty Agreement, unless either party or its affiliates caused the liability to be incurred as a result of its action or omission, in which case such party will bear 100% of the liability.

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements above include, but are not limited to, matters identified as expectations and matters with respect to the acquisition and stabilization of the Whetstone Property. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more information regarding risks and uncertainties that may affect the Company’s future results, review the Company’s filings with the Securities and Exchange Commission.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

10.1	Operating Agreement of BR-TBR Whetstone Venture, LLC by and between TriBridge Co-Invest 27, LLC and BR Whetstone Member, LLC, dated as of May 20, 2015

10.2	Limited Liability Company Agreement of BR Whetstone Member, LLC by and among BRG Whetstone Durham, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated as of May 20, 2015

10.3	Limited Liability Company Agreement of BR-TBR Whetstone Owner, LLC by BR-TBR Whetstone Venture, LLC, dated as of May 20, 2015

10.4	Property Management Agreement by and between BR-TBR Whetstone Owner, LLC and TriBridge Residential Property Management Advisors, LLC, dated as of May 20, 2015

10.5	Backstop Agreement by and between TriBridge Residential, LLC and Bluerock Residential Growth REIT, Inc., dated as of May 20, 2015

10.6	Loan Agreement by and between BR-TBR Whetstone Owner, LLC and KeyBank National Association, dated as of May 20, 2015

10.7	Guaranty Agreement by Bluerock Residential Growth REIT, Inc. in favor of KeyBank National Association, dated as of May 20, 2015

10.8	Environmental and Hazardous Substances Indemnity Agreement by BR-TBR Whetstone Owner, LLC and Bluerock Residential Growth REIT, Inc. for the benefit of KeyBank National Association, dated as of May 20, 2015

10.9	Assignment of Leases and Rents by BR-TBR Whetstone Owner, LLC for the benefit of KeyBank National Association, dated as of May 20, 2015

10.10	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Securing Future Advances by BR-TBR Whetstone Owner, LLC, in favor of Christopher T. Neil, Trustee for the benefit of KeyBank National Association, dated as of May 20, 2015

10.11	Promissory Note by BR-TBR Whetstone Owner, LLC for the benefit of KeyBank National Association, dated as of May 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

DATE: May 27, 2015	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Operating Agreement of BR-TBR Whetstone Venture, LLC by and between TriBridge Co-Invest 27, LLC and BR Whetstone Member, LLC, dated as of May 20, 2015

10.2	Limited Liability Company Agreement of BR Whetstone Member, LLC by and among BRG Whetstone Durham, LLC and Bluerock Special Opportunity + Income Fund III, LLC, dated as of May 20, 2015

10.3	Limited Liability Company Agreement of BR-TBR Whetstone Owner, LLC by BR-TBR Whetstone Venture, LLC, dated as of May 20, 2015

10.4	Property Management Agreement by and between BR-TBR Whetstone Owner, LLC and TriBridge Residential Property Management Advisors, LLC, dated as of May 20, 2015

10.5	Backstop Agreement by and between TriBridge Residential, LLC and Bluerock Residential Growth REIT, Inc., dated as of May 20, 2015

10.6	Loan Agreement by and between BR-TBR Whetstone Owner, LLC and KeyBank National Association, dated as of May 20, 2015

10.7	Guaranty Agreement by Bluerock Residential Growth REIT, Inc. in favor of KeyBank National Association, dated as of May 20, 2015

10.8	Environmental and Hazardous Substances Indemnity Agreement by BR-TBR Whetstone Owner, LLC and Bluerock Residential Growth REIT, Inc. for the benefit of KeyBank National Association, dated as of May 20, 2015

10.9	Assignment of Leases and Rents by BR-TBR Whetstone Owner, LLC for the benefit of KeyBank National Association, dated as of May 20, 2015

10.10	Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Securing Future Advances by BR-TBR Whetstone Owner, LLC, in favor of Christopher T. Neil, Trustee for the benefit of KeyBank National Association, dated as of May 20, 2015

10.11	Promissory Note by BR-TBR Whetstone Owner, LLC for the benefit of KeyBank National Association, dated as of May 20, 2015